EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-46836 and 333-64799) of Warwick Valley Telephone Company of our report dated March 28, 2007 relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/  WithumSmith+Brown, P.C.

Princeton, New Jersey
March 28, 2007

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